                             AGREEMENT AND PLAN OF MERGER


    AGREEMENT AND PLAN OF MERGER, dated as of August 24, 1994, by and between American Mutual Life Insurance Company, an Iowa mutual life insurance company ("American"), and Central Life Assurance Company, an Iowa mutual life insurance company ("Central") (American and Central being hereinafter sometimes collectively referred to as the "Constituent Companies").

    WHEREAS, the both American and Central are organized pursuant to Chapters 491 and 508, Code of Iowa (1993), as mutual life insurance companies and neither has authorized capital stock; and

    WHEREAS, the Boards of Directors of American and Central deem it advisable and in the best interests of the Policyowners (as hereinafter defined) of their respective companies to effect the merger of American with and into Central (the "Merger") upon the terms and subject to the conditions set forth herein.

    NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, American and Central hereby agree as follows:

                                      ARTICLE I

                                     DEFINITIONS


    Section 1.1 DEFINITIONS. When used in this Agreement, the following words or phrases have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

    "After-Tax Basis" shall mean tax effecting any gross amount by deducting the federal income tax benefit which shall be deemed to be thirty-five percent (35%) of the gross amount.

    "Agreement" shall mean this Agreement and Plan of Merger, as it may be amended, supplemented or restated from time to time.

    "American" shall have the meaning set forth in the preamble to this Agreement.

    "American Adverse Effect" shall mean a material adverse effect on the Condition of American and the American Subsidiaries, taken as a whole, resulting from other than general economic or financial conditions which do not affect American and the American Subsidiaries uniquely.

    "American Benefit Plans" shall have the meaning set forth in Section 4.13 hereof.

    "American Designees" shall have the meaning set forth in Section 6.9 hereof.

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    "American Disclosure Schedule" shall mean the disclosure schedule previously delivered by American to Central.

    "American GAAP Financial Statements" shall have the meaning set forth in
Section 4.6 hereof.

    "American Group" shall mean American and the American Subsidiaries.

    "American Insurer" shall mean American and each American Subsidiary that is authorized to transact an insurance or reinsurance business.

    "American Material Change" shall mean a material adverse effect on the financial condition, business, results of operations and/or properties or other Assets of American and the American Subsidiaries, taken as a whole, resulting from other than general economic or financial conditions which do not affect American and the American Subsidiaries uniquely and which may reasonably be expected to result in damages or expenses of twelve million five hundred thousand dollars ($12,500,000) or more on an After-Tax Basis; provided, that, for purposes of this Agreement, an American Material Change shall not occur solely as a direct result of any rating or any lowering of a rating by any rating agency or agencies of American or any American Subsidiary or the Surviving Company or any of its Subsidiaries; provided, further, that, in determining whether an American Material Change has occurred or will occur for purposes of this Agreement, no consideration shall be given to the direct or indirect effect of any of the following events to the extent such events occur after the date of this Agreement: (i) any reduction in the aggregate Surplus plus AVR of the American Insurers that has already been disclosed in the American Disclosure Schedule; (ii) any reduction in the aggregate annualized premiums on individual life policies and universal life policies of the American Insurers; or (iii) any increase in the aggregate amount of policy loans outstanding from American Insurers.

    "American Operating Facility" shall mean any operating facility which is owned by American or any American Subsidiary or in the management of which American or any American Subsidiary actively participates.

    "American Pension Plans" shall have the meaning set forth in Section 4.13I hereof.

    "American Subsidiaries" shall mean the Subsidiaries of American.

    "American Welfare Plans" shall have the meaning set forth in Section 4.13II hereof.

    "Annual Statements" shall mean the annual statements filed pursuant to state insurance Laws, in conformity with SAP.

    "Articles" shall have the meaning set forth in Section 2.6 hereof.

    "Articles of Merger" shall mean the articles of merger to be filed with the Iowa Secretary as set forth in Section 2.4 hereof.

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    "Assets" shall mean all rights, titles, franchises and interests in and to every species of property, real, personal and mixed, tangible and intangible, and things in action thereunto belonging, including, without limitation, cash and cash equivalents, securities (including, without limitation, exempted securities under the Securities Act), receivables, recoverables (from reinsurance and otherwise), deposits and advances, loans, agent balances, real property (together with buildings, structures and the improvements thereon, fixtures contained therein and appurtenances thereto and easements and other rights relating thereto), machinery, equipment, furniture, fixtures, leasehold improvements, vehicles and other assets or property, leases, licenses, permits, approvals, authorizations, joint venture agreements, contracts or commitments, whether written or oral, policy forms, training materials, underwriting manuals, lists of Policyowners and agents, processes, trade secrets, know-how, computer software, computer programs and source codes, protected formulae., all other Intellectual Property, research, goodwill, prepaid expenses, books of account, records, files, invoices, data, rights, claims and privileges and any other assets whatsoever.

    "Business" shall mean, as to a Person, the business and operations of such Person.

    "By-laws" shall have the meaning set forth in Section 2.6 hereof.

    "Central" shall have the meaning set forth in the preamble to this Agreement.

    "Central Adverse Effect" shall mean a material adverse effect on the Condition of Central and the Central Subsidiaries, taken as a whole, resulting from other than general economic or financial conditions which do not affect Central and the Central Subsidiaries uniquely.

    "Central Benefit Plans" shall have the meaning set forth in Section 5.13 hereof.

    "Central Designees" shall have the meaning set forth in Section 6.9 hereof.

    "Central Disclosure Schedule" shall mean the disclosure schedule previously delivered by Central to American.

    "Central GAAP Financial Statements" shall have the meaning set forth in
Section 5.6 hereof.

    "Central Group" shall mean Central and the Central Subsidiaries.

    "Central Insurer" shall mean Central and each Central Subsidiary that is authorized to transact an insurance or reinsurance business.

    "Central Material Change" shall mean a material adverse effect on the financial condition, business, results of operations and/or properties or other Assets of Central and the Central Subsidiaries, taken as a whole, resulting from other than general economic or financial conditions which do not affect Central and the Central Subsidiaries uniquely and which may reasonably be expected to result in damages or expenses of twelve million five hundred thousand dollars ($12,500,000) or more on an After-Tax Basis; provided, that, for purposes of this Agreement, a Central Material Change shall not occur solely as a direct result of any rating or any lowering of a rating by any rating agency or agencies of Central or any Central Subsidiary or the Surviving

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Company or any of its Subsidiaries; provided, further, that, in determining whether a Central Material Change has occurred or will occur for purposes of this Agreement, no consideration shall be given to the direct or indirect effect of any of the following events to the extent such events occur after the date of this Agreement: (i) any reduction in the aggregate Surplus plus AVR of the Central Insurers that has already been disclosed in the Central Disclosure Schedule; (ii) any reduction in the aggregate annualized premiums on individual life policies and universal life policies of the Central Insurers; or (iii) any increase in the aggregate amount of policy loans outstanding from Central Insurers.

    "Central Operating Facility" shall mean any operating facility which is owned by Central or any Central Subsidiary or in the management of which Central or any Central Subsidiary actively participates.

    "Central Pension Plans" shall have the meaning set forth in Section 5.13I hereof.

    "Central Subsidiaries" shall mean the Subsidiaries of Central.

    "Central Welfare Plans" shall have the meaning set forth in Section 5.13II hereof.

    "Closing Date of the Merger" shall have the meaning set forth in Section
2.4 hereof.

    "Code" shall mean the Internal Revenue Code of 1986, as amended.

    "Condition" shall mean, as to a Person, the financial condition, business, results of operations, prospects and/or properties or other Assets of such Person.

    "Confidentiality Agreement" shall have the meaning set forth in Section 9.6 hereof.

    "Consent or Filing" shall have the meaning set forth in Section 4.4(b) hereof for American and in Section 5.4(b) hereof for Central.

    "Constituent Companies" shall have the meaning set forth in the preamble to this Agreement.

    "Contract" shall mean a contract, indenture, bond, note, mortgage, deed of trust, lease, agreement or commitment, whether written or oral, including, without limitation, an Insurance Contract.

    "DOL" shall mean the Untied States Department of Labor or any successor agency.

    "Effective Time of the Merger" shall have the meaning set forth in Section
2.5 hereof.

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    "Employee Benefit Plans" shall mean all written or oral plans, Contracts, or other arrangements for the benefit or advantage of any officer, director, employee, agent, or contractor, or any group of such Persons, including, without limitation, plans described in Section 3(3) of ERISA, deferred compensation arrangements, supplemental executive retirement plans, medical, disability, life, and other subsidies, use of an automobile, payment of club dues, and any other similar arrangements.

    "Environmental Claim" shall mean any written notice by a Person alleging actual or potential Liability (including, without limitation, potential Liability for any investigatory cost, cleanup cost, governmental response cost, natural resources damage, property damage, personal injury, or penalty) arising out of, based on or resulting from (a) the presence, transport, disposal, discharge, or release, of any Material of Environmental Concern at any location, whether or not owned by American or Central, as the case may be, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

    "Environmental Laws" shall mean all federal, state, local and foreign Laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, Laws relating to emissions, discharges, releases or threatened releases, or the presence of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, existence, treatment, storage, disposal, transport, recycling, reporting or handling of Materials of Environmental Concern.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

    "Financial Statements" shall mean balance sheets, statements of income and changes in financial position, including, without limitation, all notes, schedules, exhibits and other attachments thereto, whether consolidated, combined or separate or audited or unaudited.

    "GAAP" shall mean generally accepted accounting principles applied on a consistent basis, subject to, in the case of unaudited interim Financial Statements, normal year-end adjustments and, in the case of all unaudited Financial Statements, the absence of footnote disclosure.

    "Governmental Entity" shall mean a court, legislature, governmental agency, commission or administrative or regulatory authority or instrumentality, domestic or foreign.

    "Home Office" shall have the meaning set forth in Section 2.7 hereof.

    "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

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    "Indemnified Liabilities" shall have the meaning set forth in Section
6.6(a) hereof.

    "Indemnified Parties" shall have the meaning set forth in Section 6.6(a) hereof.

    "Insurance Contract" shall mean any Contract of insurance or annuity.

    "Insurance License" shall mean a License granted by a Governmental Entity to transact an insurance or reinsurance business.

    "Investment Assets" shall mean bonds, notes, debentures, mortgage loans, collateral loans and all other instruments of indebtedness, stocks, partnership interests and other equity interests (including, without limitation, equity interests in Subsidiaries), real estate and leasehold and other interests therein, certificates issued by or interests in trusts, cash on hand and on deposit, personal property and interests therein and all other Assets acquired for investment purposes.

    "Iowa Code" shall mean the Code of Iowa (1993).

    "Iowa Commissioner" shall mean the Insurance Commissioner of the State of Iowa.

    "Iowa Insurance Law" shall mean Subtitle 1. of Title XIII of the Iowa Code.

    "Iowa Secretary" shall mean the Secretary of State of the State of Iowa.

    "IRS" shall mean the Internal Revenue Service or any successor agency.

    "Knowledge" shall mean receipt of notice by, actual knowledge of or, in the reasonable exercise of such Person's duties in the ordinary course of business, reason to know of, (a) such Person, if such Person is an individual, or any officer or director of such Person, or (b) with respect to matters relating to a Subsidiary of such Person, any officer or director of such Subsidiary.

    "Law" shall mean a law, ordinance, rule or regulation enacted or promulgated, or an Order issued or rendered, by any Governmental Entity.

    "Liability" shall mean a liability, obligation, claim or cause of action (of any kind or nature whatsoever, whether absolute, accrued, contingent or other and whether known or unknown), including, without limitation, any liability, obligation, claim or cause of action arising as a result of an Insurance Contract.

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    "License" shall mean a license, certificate of authority, permit or other authorization to transact an activity or business issued or granted by a Governmental Entity.

    "Lien" shall mean a lien, mortgage, deed to secure debt, pledge, security interest, lease, sublease, charge, claim, levy or other encumbrance of any kind.

    "Losses" shall mean losses, claims, damages, costs, expenses, Liabilities and judgments, including, without limitation, court costs and attorneys' fees.

    "Material Law" shall mean any Law or Order, in each case, the violation of which (i) may reasonably be expected to cause any Insurance License held by the Person violating such Law or Order or any of its Subsidiaries to fail to be in full force and effect, except for such failure which can be cured in thirty (30) days or less without material cost or expense, including, without limitation, costs relating to any interruption of Business, or to be otherwise amended, limited or conditioned in any way, except as can be cured as provided above,
(ii) may reasonably be expected to result in (A) fines and penalties to the Person violating such Law or Order of more than two hundred thousand dollars ($200,000), individually, or (B) damages or expenses to the Person violating any such Laws or Orders of more than two million dollars ($2,000,000), in the aggregate.

    "Materials of Environmental Concern" shall mean chemicals, pollutants, contaminants, wastes, toxic or hazardous substances, petroleum and petroleum products.

    "Meeting Notice" shall have the meaning set forth in Section 3.2 hereof.

    "Member" shall mean, as to American, any Person who is a Policyowner of American and qualified to vote in accordance with American's articles of incorporation and by-laws, and, as to Central, any Person who is a Policyowner qualified to vote in accordance with Central's articles of incorporation and by-laws.

    "Merger" shall have the meaning set forth in the preamble to this Agreement.

    "Order" shall mean an order, writ, ruling, judgment, injunction or decree of, or any stipulation to or agreement with, any arbitrator, mediator or Governmental Entity.

    "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor entity.

    "Permitted Liens" shall mean, as to a party hereto, (i) all Liens approved in writing by the other party hereto, (ii) statutory Liens arising out of operation of Law with respect to a Liability which are incurred in the ordinary course of business of such party or any of its Subsidiaries and are not delinquent and can be paid without interest or penalty or (iii) such Liens and other imperfections of title as do not materially detract from the value or impair the use of the property subject thereto.

    "Person" shall mean an individual, corporation, partnership, association, joint stock company, Governmental Entity, business trust, unincorporated organization or other legal entity.

    "Policyowner" shall mean the owner of a contract of life or health insurance or annuity.

    "Proceedings shall mean actions, suits, hearings, claims and other similar proceedings.

    "Quarterly Statements" shall mean the quarterly statements filed pursuant to state insurance Laws, in conformity with SAP.

    "Reorganization Proposal" shall have the meaning set forth in Section 6.8 hereof.

    "Required Filings and Approvals" shall mean (i) the filing of this Agreement with and the approval of such by, the Iowa Commissioner and the commission established pursuant to Chapter 521 of the Iowa Code, and such other application, registrations, declarations, filings, authorizations, Orders, consents and approvals as may be required to be made or obtained prior to consummation of the transactions contemplated hereby under the Laws of any jurisdiction, (ii) the approval of this Agreement by the Members of American and Central, and (iii) the filing of premerger notification reports by American and Central under the HSR Act and the expiration of the waiting period thereunder or early termination of such waiting period.

    "SAP" shall mean accounting practices required or permitted by applicable insurance Governmental Entities applied on a consistent basis, subject to, in the case of unaudited interim Financial Statements, normal year-end adjustments and, in the case of all unaudited Financial Statements, the absence of interrogatories or footnote disclosure to the extent so required or permitted.

    "SAP Statements" shall mean Annual Statements and Quarterly Statements filed with the Iowa Commissioner.

    "Subsidiary" of a Person means any Person with respect to whom such specified Person, directly or indirectly, beneficially owns fifty percent (50%) or more of the equity interests in, or holds the voting control of fifty percent (50%) or more of the equity interests in, such Person.

    "Surplus Plus AVR" shall mean, as to a Person, the surplus calculated in substantially the same manner as set forth on line 36 of the Liabilities, Surplus and Other Funds schedule of such Person's 1993 Annual Statement plus the asset valuation reserve calculated in substantially the same manner as set forth on line 24.1 of the Liabilities, Surplus and Other Funds schedule of such Person's 1993 Annual Statement.

    "Surviving Company" shall have the meaning set forth in Section 2.1 hereof.

    "Surviving Company Adverse Effect" shall mean a material adverse effect on the Condition of the Surviving Company and its Subsidiaries, taken as a whole, resulting from other than general economic or financial conditions which do not affect the Surviving Company and its Subsidiaries uniquely and which may reasonably be expected to result in damages or expenses of twelve million five hundred thousand dollars ($12,500,000) or more on an After-Tax Basis.

    "Taxes" shall mean all income, gross income, gross receipts, premium, sales, use, transfer, franchise, profits, withholding, payroll, employment, excise, severance, property and windfall profits taxes, and all other taxes, assessments or similar charges of any kind whatsoever thereon or applicable thereto, together with any interest and any penalties, additions to tax or additional amounts, in each case imposed by any taxing authority (domestic or foreign) upon any Person in the American Group or the Central Group, as the case may be, including, without limitation, all amounts imposed as a result of being a member of an affiliated or combined group.

    "Tax Returns" or "Returns" shall mean all tax returns, declarations, reports estimates, information returns and statements required to be filed under federal, state, local or foreign tax laws.

                                      ARTICLE II

                                      THE MERGER


    Section 2.1 THE MERGER. At the Effective Time of the Merger, American shall be merged with and into Central in accordance with the terms of the Agreement and Section 521.2 ET. SEQ., of the Iowa Code and the separate existence of American shall thereupon cease, and Central, which shall be and which is hereinafter sometimes referred to as the "Surviving Company," shall continue its corporate existence under Iowa Law under the name "American Mutual Life Insurance Company".

    Section 2.2 SURVIVING COMPANY. At the Effective Time of the Merger, the Surviving Company shall thereupon and thereafter possess all the rights, authorities, privileges, immunities, powers, license, permits and franchises, of a public as well as of a private nature, of each of the Constituent Companies, and be subject to all the duties, liabilities and obligations of each of the Constituent Companies, and all the rights, authorities, privileges, immunities, powers, licenses, permits and franchises of each of the Constituent Companies, and all property, real, personal and mixed, and all debts due to either of the Constituent Companies on whatever account and all other choses in action and every other interest of or belonging to or due to each of the Constituent Companies shall vest in the Surviving Company; and all property, rights, authorities, privileges, immunities, powers, licenses, permits and franchises and every other interest shall be thereafter the property of the Surviving Company as they were of the respective Constituent Companies; and the title to any real estate or any interest therein, vested by deed or otherwise, in either of the Constituent Companies shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of either of the Constituent Companies shall be preserved unimpaired; and all debts, duties, liabilities and obligations of either of the Constituent Companies shall thenceforth attach to the Surviving Company, and may be enforced against it to the same extent as if said debts, duties, liabilities and obligations had been incurred or contracted by it.

    Section 2.3 AMERICAN POLICYOWNERS RIGHTS AND INTERESTS IN SURVIVING COMPANY. At the Effective Time of the Merger, the rights and interests of each American Policyowner in American shall, by virtue of the Merger and without any action on the part of the American Policyowner, be converted into corresponding rights and interests in the Surviving Company as a Policyowner of the Surviving Company.

    Section 2.4 CLOSING DATE. As soon as is practicable after the satisfaction or, if permitted, waiver of the conditions set forth in Article VII hereof, the parties hereto shall cause the Merger to be consummated by executing and delivering the Articles of Merger to the Iowa Secretary with the approval of the Iowa Commissioner and such other documents in such form as required by, and executed and acknowledged in accordance with, the relevant provisions of the Laws of the State of Iowa. The date of delivery of the Articles of Merger to the Iowa Secretary shall be the Closing Date (the "Closing Date").

    Section 2.5 EFFECTIVE TIME. The Merger shall take effect after the close of business on December 31, 1994 and before the commencement of business on January 1, 1995. The Articles of Merger shall specify that the Merger shall become effective at 11:59 p.m. on December 31, 1994 or as such other date and time as the parties may agree (the "Effective Time of the Merger").

    Section 2.6 ARTICLES AND BY-LAWS OF THE SURVIVING COMPANY. The articles of incorporation and by-laws of Central in effect immediately prior to the Effective Time of the Merger shall be the articles of incorporation and by-laws of the Surviving Company until thereafter changed or amended as provided therein and by Law, as set forth in Exhibit A (the "Articles") and Exhibit B (the "By-Laws") hereto, except that the Articles and By-Laws are amended to change the name of the Surviving Company to American Mutual Life Insurance Company at the Effective Time of the Merger.

    Section 2.7 HOME OFFICE OF THE SURVIVING COMPANY. The home office of the Surviving Company shall be located in the present Central headquarters building located at 611 Fifth Avenue, Des Moines, Iowa ("Home Office"). It is contemplated that the Home Office will be expanded by construction of a new building adjacent to Central's present headquarters building, provided however, that any such contemplated expansion will be subject to the prior approval of the Iowa Commissioner as provided by law.

                                     ARTICLE III

                                   RELATED MATTERS


    Section 3.1 MEMBER AND POLICYHOLDER APPROVALS. American and Central shall each take all actions reasonably necessary or advisable under their respective articles of incorporation and by-laws to convene a meeting of their respective Members as promptly as practicable to consider and vote upon this Agreement. Subject to their fiduciary duties under applicable Law, the Boards of Directors of American and Central will recommend that the Members of their respective companies vote in favor of this Agreement and will use their respective best efforts to solicit such Members to vote in favor of this Agreement and to take all other actions reasonably necessary or advisable to secure the votes of the Members of each company which are required in order to approve this Agreement and effect the Merger. American and Central shall together promptly prepare an information statement in respect of the Merger for delivery to their respective Policyowners entitled to vote on the Merger satisfying all applicable requirement of Iowa law.

    Section 3.2 MEETING NOTICE. Each of American and Central shall promptly prepare meeting notices (each a "Meeting Notice") setting forth the time, place and purpose of the Members' meetings referred to in Section 3.1 hereof which notices shall include a summary of this Agreement.

    Section 3.3 DIVIDEND PRINCIPLES OF SURVIVING COMPANY. American and Central agree that the general principles and objectives guiding individual dividend policy for the Surviving Company are as set forth in Exhibit "C" hereto.

                                      ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF AMERICAN


    American represents and warrants to Central as follows:

    Section 4.1  ORGANIZATION AND QUALIFICATION

    (a) GENERAL. American is a mutual life insurance company duly organized, validly existing and in good standing under the Laws of the State of Iowa and has the requisite corporate power and authority to conduct its Business as it is currently being conducted. Except as set forth in Section 4.1, Part I of the American Disclosure Schedule, each of the American Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to conduct its Business as it is currently being conducted. American and each of the American Subsidiaries is duly qualified to do business, and is in good standing, in the respective jurisdictions where the character of its Assets owned or leased or the nature of its Business makes such qualification necessary, except for failures to be so qualified or in good standing which would not, individually or in the aggregate, have an American Adverse Effect. Copies of the articles of incorporation and by-laws of American and each of the American Subsidiaries have heretofore been delivered or made available to Central, and such copies are accurate and complete as of the date hereof.

    (b) INSURERS. Each American Insurer is listed in Section 4.1, Part II of the American Disclosure Schedule. Each American Insurer possesses an Insurance License in each jurisdiction in which such American Insurer is required to possess an Insurance License. All such Insurance Licenses, including, without limitation, authorizations to transact reinsurance, are listed and described in
Section 4.1, Part III of the American Disclosure Schedule and are in full force and effect (except for any failure to be in full force and effect which failure can be cured in thirty (30) days or less without material cost or expense, including, without limitation, costs relating to any interruption of Business) without amendment, limitation or restriction (except as can be cured as provided above) and, except as set forth in Section 4.1, Part IV of the American Disclosure Schedule. As of the date hereof, neither American nor any American Subsidiary has Knowledge of any event, Proceeding or investigation which could lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such License, whether or not such outcome is probable.

    Section 4.2 CAPITALIZATION OF SUBSIDIARIES. All of the outstanding shares of capital stock of each of the American Subsidiaries have been validly issued and are fully paid and nonassessable and, except as set forth in Section 4.2,
Part I of the American Disclosure Schedule, are owned by either American or another American Subsidiary, free and clear of all Liens. Except as set forth in Section 4.2, Part II of the American Disclosure Schedule, there are no outstanding subscriptions, options, warrants, calls, rights, convertible securities, obligations to make capital contributions or advances, or voting trust arrangements, stockholders' agreements or other agreements, commitments or understandings of any character relating to the issued or unissued capital stock of any American Subsidiary or securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of such capital stock or otherwise obligating American or any such American Subsidiary to issue, transfer or sell any such capital stock or such other securities. The name, jurisdiction of incorporation and percentages of outstanding capital stock as of the date of this Agreement owned, directly or indirectly, by American, with respect to each American Subsidiary are set forth in Section 4.2, Part III of the American Disclosure Schedule.

    Section 4.3  AUTHORITY RELATIVE TO THIS AGREEMENT.

    (a) AUTHORITY. American has the requisite corporate power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved and authorized by the Board of Directors of American. Except for the approval of this Agreement by the Members of American, no other corporate proceedings on the part of American are necessary to authorize this Agreement and the transactions contemplated hereby.

    (b) BINDING OBLIGATIONS. This Agreement has been duly and validly executed and delivered by American and (assuming this Agreement is a legal, valid and binding obligation of Central) constitutes a legal, valid and binding agreement of American enforceable against American in accordance with its terms, except that such enforcement may be subject to rehabilitation, liquidation, conservation, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights generally.

    Section 4.4  NO VIOLATION.

    (a) NO BREACH OR CONFLICT. The execution, delivery and performance of this Agreement by American and the consummation of the transactions contemplated hereby will not (i) constitute a breach or violation of or default under the articles of incorporation or the by-laws of American or of any of the American Subsidiaries or (ii) except as set forth in Section 4.4, Part I of the American Disclosure Schedule, violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the Assets of American or of any of the American Subsidiaries under any of the terms, conditions or provisions of, any Contract to which American or any such American Subsidiary is a party or to which it or any of its Assets may be subject.

    (b) CONSENTS. Except as set forth on Section 4.4, Part II of the American Disclosure Schedule, other than Required Filings and Approvals, no consent, approval, Order or authorization of, or registration, application, declaration or filing with (collectively, "Consent or Filing"), any Person is required with respect to American or any American Subsidiary in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for any Consent or Filing, the failure to obtain or do would not (i) cause any Insurance License held by an American Insurer to fail to be in full force and effect without amendment, limitation or condition of any kind, (ii) cause American or any American Subsidiary to be in violation of any term or provision of any Material Law applicable to American or any American Subsidiary or any of its respective Assets or (iii) individually or in the aggregate, have an American Adverse Effect.

    Section 4.5 SAP STATEMENTS. American has previously delivered to Central true and complete copies of the Annual Statements of each American Insurer for each of the years ended December 31, 1993, 1992 and 1991. American has also furnished to Central true and complete copies of the Quarterly Statements filed by or on behalf of each American Insurer for each of the three (3) months ended March 31, 1994 and the six (6) months ended June 30, 1994. Each of the SAP Statements was (and, as to the SAP Statements not filed as of the date hereof, will be) in compliance in all material respects and was (and, as to SAP Statements not filed as of the date hereof, will be) prepared in accordance with SAP, and each fairly presents (and, as to SAP

Statements not filed as of the date hereof, will present) in all material respects the separate financial condition, Assets, Liabilities, surplus and other funds, results of operations, and changes in financial position of the Person covered thereby as at the dates or for the periods covered thereby, in conformity with SAP.

    Section 4.6 FINANCIAL STATEMENTS. American has previously delivered to Central true and complete copies of (i) audited GAAP Financial Statements for the years ended December 31, 1993 and 1992 of each American Subsidiary, other than American Insurers, for which audited GAAP Financial Statements have been prepared or, if such audited GAAP Financial Statements have not been prepared, unaudited GAAP Financial Statements for each of such years and (ii) unaudited GAAP Financial Statements for the three (3) months ended March 31, 1994 and the six (6) months ended June 30, 1994 of each American Subsidiary (other than American Insurers) (collectively, the "American GAAP Financial Statements"). Each of the American GAAP Financial Statements is correct and complete in all material respects and was prepared in accordance with GAAP, and each presents fairly in all material respects the financial conditions, results of operations and changes in financial position of the Person covered thereby as of the dates or for the periods covered thereby, in conformity with GAAP.

    Section 4.7 RESERVES. The aggregate actuarial reserves and other actuarial amounts held in respect of Liabilities with respect to Insurance Contracts of each American Insurer as established or reflected in the June 30, 1994 Quarterly Statement of each American Insurer: (a)(i) were determined in accordance with generally accepted actuarial standards consistently applied,
(ii) were fairly stated in accordance with sound actuarial principles and (iii) were based on actuarial assumptions that are in accordance with those specified in the related Insurance Contracts; (b) met the requirements of the insurance Laws of the applicable jurisdiction in all material respects; and (c) to the Knowledge of American, were adequate (under generally accepted actuarial standards consistently applied) to cover the total amount of all reasonably anticipated matured and unmatured Liabilities of such American Insurer under all outstanding Insurance Contracts pursuant to which such American Insurer has any Liability. For purposes of clause (c) above, (i) the adequacy of reserves shall be determined only on the basis of facts and circumstances known or which reasonably should have been known (based on procedures consistently applied by American in connection with assessing the adequacy of reserves from time to time) by American as at the date hereof and (ii) the fact that reserves covered by any such representation may be subsequently adjusted at times and under circumstances consistent with American's ordinary practice of periodically reassessing the adequacy of its reserves shall not be used to support any claim regarding the accuracy of such representation.

    Section 4.8  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth in
Section 4.8 of the American Disclosure Schedule, since December 31, 1993, each of American and the American Subsidiaries has conducted its Business only in the ordinary course, consistent with past practice, and there has not occurred any event, change or development which individually or in the aggregate has had or may reasonably be expected to have an American Adverse Effect.

    Section 4.9 NO UNDISCLOSED LIABILITIES. Except as disclosed in the December 31, 1993 Annual Statement and each 1994 Quarterly Statement of each American Insurer and each of the most recent unaudited Financial Statements provided by American to Central with respect to American Subsidiaries that are not an American Insurer or as set forth in Section 4.9 of the American Disclosure Schedule, neither American nor any American Subsidiary has any Liabilities (other than Liabilities in respect of Insurance Contracts, payroll, employee benefits and other employee compensation, and, with respect to the period from the date of this Agreement through the Closing Date of the Merger, Liabilities incurred without violation of Section 6.1 hereof, in each case entered into in the ordinary course of business, consistent with past practice) that individually exceed two million five hundred thousand dollars ($2,500,000) on an After-Tax Basis or in the aggregate exceed ten million dollars ($10,000,000) on an After-Tax Basis or have or may reasonably be expected to have an American Adverse Effect.

    Section 4.10 TAXES AND TAX RETURNS. Except as set forth in Section 4.10 of the American Disclosure Schedule: (a) all material Tax Returns required to be filed by any Person in the American Group have been timely filed (taking into account any extensions of time for filing such Returns); (b) at the time filed, such Returns were (and, as to Returns not filed as of the date hereof, will be) true, complete and correct in all material respects and each Person in the American Group has timely paid or caused to be timely paid all Taxes due and payable for periods covered by such Returns; (c) the accruals and reserves reflected in the audited American GAAP Financial Statements or SAP Statements, as the case may be, of American and of the American Subsidiaries for the year ended December 31, 1993, and the unaudited American GAAP Financial Statements or SAP Statements, as the case may be, of American and of the American Subsidiaries for the six (6) months ended June 30, 1994 are adequate in all material respects to cover all Taxes accrued through the dates thereof for those and any prior periods in accordance with GAAP or SAP, as the case may be; (d) there are no material Liens for Taxes upon the Assets of any Person in the American Group except liens for Taxes not yet due; (e) there are no outstanding deficiencies, assessments or written proposals for the assessment of Taxes proposed, asserted or assessed against any Person in the American Group; and (f) American has filed a consolidated Tax Return for federal income tax purposes on behalf of itself and all of its Subsidiaries since 1982 as the common parent corporation of an "affiliated group" (within the meaning of Section 1504(a) of the Code) to the extent such Subsidiaries are "includible corporations" within the meaning of
Section 1504(c)(1) of the Code.

    Section 4.11 LITIGATION. Except as set forth in Section 4.11, Part I of the American Disclosure Schedule, on the date of this Agreement there are no Proceedings pending nor, to the Knowledge of American or any American Subsidiary, any Proceedings or investigations (other than claims in the ordinary course of the insurance Business), threatened against, relating to, involving or otherwise affecting American or any American Subsidiary. Except as set forth in
Section 4.11, Part I of the American Disclosure Schedule, there are no Proceedings pending nor, to the Knowledge of American or any American Subsidiary, any Proceedings or investigations threatened against, relating to, involving or otherwise affecting American or any American Subsidiary which, individually or in the aggregate, may reasonably be expected to have an American Adverse Effect. Except as set forth in Section 4.11, Part II of the American Disclosure Schedule, neither American nor any American Subsidiary is subject to any Order, except for Orders which, individually or in the aggregate, do not and would not reasonably be expected to have an American Adverse Effect.

    Section 4.12  COMPLIANCE WITH LAW.

    (a) Except as set forth in Section 4.12, Part I of the American Disclosure Schedule, neither American nor any American Subsidiary is in violation in any material respect (or, with notice or lapse of time or both, would be in violation in any material respect) of any term or provision of any Material Law(other than Environmental Laws, the Code, state, local or foreign Tax Laws or ERISA) applicable to it or any of its Assets. Without limiting the generality of the foregoing: each of American and the American Subsidiaries has filed or caused to be filed all reports, statements, documents, registrations, filings or submissions which were required by any such Material Law to be filed by it and all such filings complied in all material respects with all such Material Laws when filed. American has delivered to Central all reports reflecting the results of examinations of the affairs of each American Insurer issued by insurance Governmental Entities for any period ending on a date on or after January 1, 1987, and, except as set forth in Section 4.12, Part II of the American Disclosure Schedule, all deficiencies or violations in such reports for any prior period have been resolved. Except as set forth in Section 4.12, Part III of the American Disclosure Schedule, all outstanding Insurance Contracts issued or assumed by any American Insurer are, to the extent required by applicable Law, on forms and at rates approved by the insurance Governmental Entities of the jurisdictions where issued (except for immaterial deviations from such approved forms) or have been filed with and not objected to by such authorities within the periods provided for objection.

    (b)  Except as set forth in Section 4.12, Part IV of the American
Disclosure Schedule, neither American nor any American Subsidiary is a party to any Contract with or other undertaking to, or is subject to any Order by, or is a recipient of any supervisory letter or other oral or written communication of any kind from, any Governmental Entity which (i) currently materially and adversely affects or is reasonably likely to affect materially and adversely the conduct of its Business, including, without limitation, its reserve adequacy, its investment, sales or trade practices and policies, its underwriting practices and policies or its management, (ii) may reasonably be expected to have an American Adverse Effect, nor, to the Knowledge of American and the American Subsidiaries, has American or any American Subsidiary been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such Order, Contract or other communications.

    Section 4.13  EMPLOYEE BENEFIT PLANS:  ERISA.  There are no Employee
Benefit Plans maintained by the American Group or with respect to which the American Group has or may have a Liability (the "American Benefit Plans"), other than those described in Section 4.13, Part I of the American Disclosure Schedule.

    I. With respect to each American Benefit Plan that is an "employee pension benefit plan" as defined in Section 3(2) of ERISA and qualified under Section 401(a) of the Code (the "American Pension Plans"), except as set forth in
Section 4.13, Part II of the American Disclosure Schedule:

         (a) As of the date of the most recent determination letter, the terms of each of the American Pension Plans intended to be a tax-qualified plan under Section 401(a) or 403(a) of the Code complies with the applicable provisions of Section 401(a) of the Code from its initial effective date, except for the period of time a plan predates Section 401(a) or 403(a) of the Code, and such compliance is evidenced by one or more determination letters; since the date of the most recent determination letter, each of the American Pension Plans has been operated in good faith compliance with
    Section 401(a) or 403(a) of the Code; each American Pension Plan is funded by a trust which has been determined to be exempt from federal income taxes pursuant to Section 501(a) of the Code or by an annuity contract described in Section 403(a) of the Code.

         (b) American and the American Subsidiaries have in all material respects performed all obligations required to be performed by them under the American Pension Plans and neither American nor any American Subsidiary has any Knowledge of any such failure to perform such obligations by any Person with respect to any such American Pension Plan.

         (c) All contributions required to have been made under each of the American Pension Plans have been duly made.

         (d) The present value of all benefit liabilities, within the meaning of Section 4001(a)(16) of ERISA, under each of the American Pension Plans subject to Title IV of ERISA did not, as of the latest valuation date used for purposes of filing the most recent IRS Form 5500, exceed the value of the Assets of such American Pension Plan allocable to such benefit liabilities based upon actuarial assumptions which American has furnished to Central.

         (e) Each American Pension Plan has operated in accordance with the reporting and disclosure requirements imposed under ERISA and the Code.

         (f) No American Pension Plan is liable for any federal, state, local, or foreign Taxes.

         (g) American and the American Subsidiaries have not incurred any material Liability (except for required premium payments, which premium payments have been or will be made for plan years ended prior to the Effective Time of the Merger) to the PBGC with respect to the American Pension Plans.

         (h) No American Pension Plan is currently under investigation, audit, or review by the IRS, the DOL, or the PBGC, other than with respect to routine plan amendments, and neither American nor any American Subsidiary has any Knowledge that any such action is contemplated or under consideration.

         (i) There are no Proceedings or investigations pending or, to the Knowledge of American and the American Subsidiaries, threatened, against any American Pension Plan or against American or any American Subsidiary with respect to any American Pension Plan.

    II. With respect to each American Benefit Plan that is an employee welfare benefit plan as defined in Section 3(1) of ERISA (the "American Welfare Plans"), except as set forth in Section 4.13, Part III of the American Disclosure
Schedule:

         (a) Each of the American Welfare Plans has complied in all material respects since its initial effective date with the applicable provisions of the Code; any trust adopted in connection therewith has been exempt since its initial effective date from federal income taxes; and all contributions ever made to the American Welfare Plans and trust, if any, have been deductible by the employee sponsor of the American Welfare Plans and trust for federal income tax purposes.

         (b) American and the American Subsidiaries have performed in all material respects all obligations required to be performed by them under the American Welfare Plans, and neither American nor any American Subsidiary has any Knowledge of any failure to perform such obligations by any Person with respect to any such American Welfare Plan.

         (c) All contributions required to have been made under each of the American Welfare Plans have been duly made.

         (d) Each American Welfare Plan has operated in accordance with the reporting and disclosure requirements imposed under ERISA and the Code.

         (e) No American Welfare Plan is liable for any federal, state, local, or foreign Taxes.

         (f) Since the effective date of the group health plan continuation coverage requirements of the Consolidated Omnibus Budget Reconciliation Act of 1986 as set forth in Sections 601 through 608 of ERISA and former
    Section 162(k) and Section 2980B of the Code and the Treasury Regulations thereunder, American and American Subsidiaries have complied in all material respects with such requirements.

         (g) No American Welfare Plan is currently subject to Proceedings by the IRS or the DOL and neither American nor any American Subsidiary has any Knowledge that any such action is contemplated or under consideration.

         (h) There are no Proceedings or investigations, other than routine claims for benefits, pending or, to the Knowledge of American and the American Subsidiaries, threatened, against any American Welfare Plan or against American or any American Subsidiary with respect to any such American Welfare Plan.

         (i) American and the American Subsidiaries do not maintain, nor have they ever maintained, a Welfare Plan that provides benefits to current or former employees of American or American Subsidiaries beyond their termination of employment, other than on an employee-pay-all basis or which by its terms permits American or American Subsidiaries to terminate such American Welfare Plan at any time.

    Section 4.14 ASSETS. Except as set forth in Section 4.14, Part I of the American Disclosure Schedule or as set forth in the footnotes to the Financial Statements previously delivered to Central pursuant to Sections 4.6 and 4.7 hereof and except for Assets disposed of since June 30, 1994 in arms' length transactions at prices reasonably believed to be fair market value in the ordinary course of business and consistent with past practice, each of American and the American Subsidiaries has good title to all Assets that are disclosed or otherwise reflected in its June 30, 1994 Quarterly Statement or unaudited GAAP Financial Statements for the six (6) months ended June 30, 1994, as the case may be, and all such Assets are owned by such Persons, free and clear of all Liens, other than Permitted Liens.

    Section 4.15  ENVIRONMENTAL MATTERS.

    (a) Except as set forth in Section 4.15, Part I of the American Disclosure Schedule, each of American and the American Subsidiaries is, and, to the Knowledge of each of American and the American Subsidiaries, all American Operating Facilities (including, with respect to any American Operating facility, all owners or operators thereof), are in substantial compliance with all applicable Environmental Laws. Except as set forth in Section 4.15, Part II of the American Disclosure Schedule, to the Knowledge of each of American and the American Subsidiaries, neither American nor any American Subsidiary has received any communication (written or oral), that alleges that American or any American Subsidiary or any American Operating Facility (including, with respect to any American Operating Facility, any owner or operator thereof) is not in such compliance, and, to the Knowledge of each of American and the American Subsidiaries, there are no circumstances that may prevent or interfere with such compliance in the future. All Licenses held on the date hereof by American or any American Subsidiary pursuant to Environmental Laws are identified in Section 4.15, Part III of the American Disclosure Schedule.

    (b)  Except as set forth in Section 4.15, Part IV of the American
Disclosure Schedule, there is no Environmental Claim pending against American or any American Subsidiary or American Operating Facility or, to the Knowledge of each of American and the American Subsidiaries, threatened against American or any American Subsidiary or American Operating Facility or any Person whose Liability for any Environmental Claims American or any American Subsidiary has or may have retained or assumed either contractually or by operation of Law, except for Environmental Claims which, individually or in the aggregate, may not reasonably be expected to have an American Adverse Effect.

    Section 4.16 CONTRACTS. Section 4.16, Part I of the American Disclosure Schedule contains a true and complete list of all of the following Contracts as of the date of this Agreement (true and complete copies of all such written Contracts having been made available to Central) in force or operative in any respect, to which American or any American Subsidiary is a party or by which any Assets of American or any American Subsidiary are or may be bound, as such Contracts may have been amended to the date of this Agreement:

         (a) all employment, agency, brokerage, consultation, retirement (other than pursuant to the existing provisions of any American Benefit Plan in full force and effect on the date of this Agreement), representation or other Contracts with present or former employees, agents or consultants (including, without limitation, loans or advances to any such Person) or with any Person which (i) may not be terminated on notice of sixty (60) days or less without penalty or premium and (ii) provide for compensation of one hundred thousand dollars ($100,000) or more per year (including, without limitation, base salary, bonus and incentive payments and other payments or fees, whether or not any portion thereof is deferred), and the name, position and rate or terms of compensation of each such Person and the expiration date of each such Contract;

         (b) all Contracts with any Person, including, without limitation, any Governmental Entity, containing any provision or covenant (i) limiting the ability of American or any American Subsidiary to engage in any line of business, to compete with any Person, to do business with any Person or in any location or to employ any person or (ii) limiting the ability of any Person to compete with American or any American Subsidiary;

         (c) all Contracts with any Person containing any provision or covenant relating to the indemnification or holding harmless by American or any American Subsidiary of any Person which might reasonably be expected to result in a Liability to American or any American Subsidiary of five hundred thousand dollars ($500,000) or more;

         (d) all investment advisory Contracts with any investment company registered under the Investment Company Act or with any investment advisory client; and

         (e) all reinsurance, retrocession, coinsurance or other similar Contracts including, with respect to each such Contract, the ceding and assuming Person, the Business reinsured or retroceded and the amount of Liability reinsured.

    Section 4.16 Part I of the American Disclosure Schedule also contains, as of the date of this Agreement, a list of all third party administrators of American and the American Subsidiaries.

    Each of the Contracts listed in Section 4.16, Part I of the American Disclosure Schedule is in full force and effect and (assuming each such Contract is a valid and binding obligation of the other parties thereto) constitutes a valid and binding obligation of American and each American Subsidiary to the extent that it is party thereto, and, to the Knowledge of American and the American Subsidiaries, of each other Person that is a party thereto in accordance with its terms, and neither American nor any American Subsidiary is, and, to the Knowledge of American and the American Subsidiaries, no other party to such Contract is, on the date hereof, in material violation, breach or default of any such Contract or with notice or lapse of time or both would be in material violation, breach or default of any such Contract. Except as set forth in Section 4.16, Part II of the American Disclosure Schedule, no such Contract contains any provision providing that any other party thereto may terminate such Contract by reason of the execution of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth in Section 4.16, Part III of the American Disclosure Schedule, neither American nor any American Subsidiary is a party to or bound by any Contract material to its Business that was not entered into in the ordinary course of business or that has or may reasonably be expected to have, in the aggregate with any other Contracts, an American Adverse Effect. Neither American nor any American Subsidiary is a party to or bound by any collective bargaining or similar labor Contract.

    Section 4.17 WARRANTIES. The representations and warranties of American contained herein, and the information provided by American contained and to be contained herein and in the American Disclosure Schedule and any certificates executed and delivered by an officer of American, do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements herein or therein not misleading in light of the circumstances in which made. The information provided by American contained herein and in the American Disclosure Schedule fairly presents and will fairly present the information purported to be shown herein and therein and is and will be accurate in all material respects.

                                      ARTICLE V

                      REPRESENTATIONS AND WARRANTIES OF CENTRAL


    Central represents and warrants to American as follows:

    Section 5.1  ORGANIZATION AND QUALIFICATION.

    (a) GENERAL. Central is a mutual life insurance company duly organized, validly existing and in good standing under the Laws of the State of Iowa and has the requisite corporate power and authority to conduct its Business as it is currently being conducted. Except as set forth in Section 5.1, Part I of the Central Disclosure Schedule, each of the Central Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to conduct its Business as it is currently being conducted. Central and each of the Central Subsidiaries is duly qualified to do business, and is in good standing, in the respective jurisdictions where the character of its Assets owned or leased or the nature of its Business makes such qualification necessary, except for failures to be so qualified or in good standing which would not, individually or in the aggregate, have a Central Adverse Effect. Copies of the articles of incorporation and by-laws of Central and each of the Central Subsidiaries have heretofore been delivered or made available to American, and such copies are accurate and complete as of the date hereof.

    (b) INSURERS. Each Central Insurer is listed in Section 5.1, Part II of the Central Disclosure Schedule. Each Central Insurer possesses an Insurance License in each jurisdiction in which such Central Insurer is required to possess an Insurance License. All such Insurance Licenses, including, without limitation, authorizations to transact reinsurance, are listed and described in
Section 5.1, Part III of the Central Disclosure Schedule and are in full force and effect (except for any failure to be in full force and effect which failure can be cured in thirty (30) days or less without material cost or expense, including, without limitation, costs relating to any interruption of Business) without amendment, limitation or restriction (except as can be cured as provided above) and, except as set forth in Section 5.1, Part IV of the Central Disclosure Schedule. As of the date hereof, neither Central nor any Central Subsidiary has Knowledge of any event, Proceeding or investigation which could lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such License, whether or not such outcome is probable.

    Section 5.2 CAPITALIZATION OF SUBSIDIARIES. All of the outstanding shares of capital stock of each of the Central Subsidiaries have been validly issued and are fully paid and nonassessable and, except as set forth in Section 5.2,
Part I of the Central Disclosure Schedule, are owned by either Central or another Central Subsidiary, free and clear of all Liens. Except as set forth in
Section 5.2, Part II of the Central Disclosure Schedule, there are no outstanding subscriptions, options, warrants, calls, rights, convertible securities, obligations to make capital contributions or advances, or voting trust arrangements, stockholders' agreements or other agreements, commitments or understandings of any character relating to the issued or unissued capital stock of any Central Subsidiary or securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of such capital stock or otherwise obligating Central or any such Central Subsidiary to issue, transfer or sell any such capital stock or such other securities. The name, jurisdiction of incorporation and percentages of outstanding capital stock as of the date of this Agreement owned, directly or indirectly, by Central, with respect to each Central Subsidiary are set forth in Section 5.2, Part III of the Central Disclosure Schedule.

    Section 5.3  AUTHORITY RELATIVE TO THIS AGREEMENT.

    (a) AUTHORITY. Central has the requisite corporate power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved and authorized by the Board of Directors of Central. Except for the approval of this Agreement by the Members of Central, no other corporate proceedings on the part of Central are necessary to authorize this Agreement and the transactions contemplated hereby.

    (b) BINDING OBLIGATIONS. This Agreement has been duly and validly executed and delivered by Central and (assuming this Agreement is a legal, valid and binding obligation of American) constitutes a legal, valid and binding agreement of Central enforceable against Central in accordance with its terms, except that such enforcement may be subject to rehabilitation, liquidation, conservation, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights generally.

    Section 5.4  NO VIOLATION.

    (a) NO BREACH OR CONFLICT. The execution, delivery and performance of this Agreement by Central and the consummation of the transactions contemplated hereby will not (i) constitute a breach or violation of or default under the articles of incorporation or the by-laws of Central or of any of the Central Subsidiaries or (ii) except as set forth in Section 5.4, Part I of the Central Disclosure Schedule, violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the Assets of Central or of any of the Central Subsidiaries under any of the terms, conditions or provisions of, any Contract to which Central or any such Central Subsidiary is a party or to which it or any of its Assets may be subject.

    (b) CONSENTS. Except as set forth on Section 5.4, Part II of the Central Disclosure Schedule, other than Required Filings and Approvals, no consent, approval, Order or authorization of, or registration, application, declaration or filing with (collectively, "Consent or Filing"), any Person is required with respect to Central or any Central Subsidiary in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for any Consent or Filing, the failure to obtain or do would not (i) cause any Insurance License held by a Central Insurer to fail to be in full force and effect without amendment, limitation or condition of any kind, (ii) cause Central or any Central Subsidiary to be in violation of any term or provision of any Material Law applicable to Central or any Central Subsidiary or any of its respective Assets or (iii) individually or in the aggregate, have a Central Adverse Effect.

    Section 5.5 SAP STATEMENTS. Central has previously delivered to American true and complete copies of the Annual Statements of each Central Insurer for each of the years ended December 31, 1993, 1992 and 1991. Central has also furnished to American true and complete copies of the Quarterly Statements filed by or on behalf of each Central Insurer for each of the three (3) months ended March 31, 1994 and the six (6) months ended June 30, 1994. Each of the SAP Statements was (and, as to the SAP Statements not filed as of the date hereof, will be) in compliance in all material respects and was (and, as to SAP Statements not filed as of the date hereof, will be) prepared in accordance with SAP, and each fairly presents (and, as to SAP Statements not filed as of the date hereof, will present) in all material respects the separate financial condition, Assets, Liabilities, surplus and other funds, results of operations, and changes in financial position of the Person covered thereby as at the dates or for the periods covered thereby, in conformity with SAP.

    Section 5.6 FINANCIAL STATEMENTS. Central has previously delivered to American true and complete copies of (i) audited GAAP Financial Statements for the years ended December 31, 1993 and 1992 of each Central Subsidiary, other than Central Insurers, for which audited GAAP Financial Statements have been prepared or, if such audited GAAP Financial Statements have not been prepared, unaudited GAAP Financial Statements for each of such years and (ii) unaudited GAAP Financial Statements for the three (3) months ended March 31, 1994 and the six (6) months ended June 30, 1994 of each Central Subsidiary (other than Central Insurers) (collectively, the "Central GAAP Financial Statements"). Each of the Central GAAP Financial Statements is correct and complete in all material respects and was prepared in accordance with GAAP, and each presents fairly in all material respects the financial conditions, results of operations and changes in financial position of the Person covered thereby as of the dates or for the periods covered thereby, in conformity with GAAP.

    Section 5.7 RESERVES. The aggregate actuarial reserves and other actuarial amounts held in respect of Liabilities with respect to Insurance Contracts of each Central Insurer as established or reflected in the June 30, 1994 Quarterly Statement of each Central Insurer: (a)(i) were determined in accordance with generally accepted actuarial standards consistently applied,
(ii) were fairly stated in accordance with sound actuarial principles and (iii) were based on actuarial assumptions that are in accordance with those specified in the related Insurance Contracts; (b) met the requirements of the insurance Laws of the applicable jurisdiction in all material respects; and (c) to the Knowledge of Central, were adequate (under generally accepted actuarial standards consistently applied) to cover the total amount of all reasonably anticipated matured and unmatured Liabilities of such Central Insurer under all outstanding Insurance Contracts pursuant to which such Central Insurer has any Liability. For purposes of clause (c) above, (i) the adequacy of reserves shall be determined only on the basis of facts and circumstances known or which reasonably should have been known (based on procedures consistently applied by Central in connection with assessing the adequacy of reserves from time to time) by Central as at the date hereof and
(ii) the fact that reserves covered by any such representation may be subsequently adjusted at times and under circumstances consistent with Central's ordinary practice of periodically reassessing the adequacy of its reserves shall not be used to support any claim regarding the accuracy of such representation.

    Section 5.8  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth in
Section 5.8 of the Central Disclosure Schedule, since December 31, 1993, each of Central and the Central Subsidiaries has conducted its Business only in the ordinary course, consistent with past practice, and there has not occurred any event, change or development which individually or in the aggregate has had or may reasonably be expected to have a Central Adverse Effect.

    Section 5.9 NO UNDISCLOSED LIABILITIES. Except as disclosed in the December 31, 1993 Annual Statement and each 1994 Quarterly Statement of each Central Insurer and each of the most recent unaudited Financial Statements provided by Central to American with respect to Central Subsidiaries that are not a Central Insurer or as set forth in Section 5.9 of the Central Disclosure Schedule, neither Central nor any Central Subsidiary has any Liabilities (other than Liabilities in respect of Insurance Contracts, payroll, employee benefits and other employee compensation, and, with respect to the period from the date of this Agreement through the Closing Date of the Merger, Liabilities incurred without violation of Section 6.1 hereof, in each case entered into in the ordinary course of business, consistent with past practice) that individually exceed two million five hundred thousand dollars ($2,500,000) on an After-Tax Basis or in the aggregate exceed ten million dollars ($10,000,000) on an After-Tax Basis or have or may reasonably be expected to have a Central Adverse Effect.

    Section 5.10 TAXES AND TAX RETURNS. Except as set forth in Section 5.10 of the Central Disclosure Schedule: (a) all material Tax Returns required to be filed by any Person in the Central Group have been timely filed (taking into account any extensions of time for filing such Returns); (b) at the time filed, such Returns were (and, as to Returns not filed as of the date hereof, will be) true, complete and correct in all material respects and each Person in the Central Group has timely paid or caused to be timely paid all Taxes due and payable for periods covered by such Returns; (c) the accruals and reserves reflected in the audited Central GAAP Financial Statements or SAP Statements, as the case may be, of Central and of the Central Subsidiaries for the year ended December 31, 1993, and the unaudited Central GAAP Financial Statements or SAP Statements, as the case may be, of Central and of the Central Subsidiaries for the six (6) months ended June 30, 1994 are adequate in all material respects to cover all Taxes accrued through the dates thereof for those and any prior periods in accordance with GAAP or SAP, as the case may be; (d) there are no material Liens for Taxes upon the Assets of any Person in the Central Group except liens for Taxes not yet due; (e) there are no outstanding deficiencies, assessments or written proposals for the assessment of Taxes proposed, asserted or assessed against any Person in the Central Group; and (f) Central has filed a consolidated Tax Return for federal income tax purposes on behalf of itself and all of its Subsidiaries since 1990 as the common parent corporation of an "affiliated group" (within the meaning of Section 1504(a) of the Code) to the extent such Subsidiaries are "includible corporations" within the meaning of Section 1504(c)(2) of the Code.

    Section 5.11 LITIGATION. Except as set forth in Section 5.11, Part I of the Central Disclosure Schedule, on the date of this Agreement there are no Proceedings pending nor, to the Knowledge of Central or any Central Subsidiary, any Proceedings or investigations (other than claims in the ordinary course of the insurance Business), threatened against, relating to, involving or otherwise affecting Central or any Central Subsidiary. Except as set forth in Section 5.11, Part I of the Central Disclosure Schedule, there are no Proceedings pending nor, to the Knowledge of Central or any Central Subsidiary, any Proceedings or investigations threatened against, relating to, involving or otherwise affecting Central or any Central Subsidiary which, individually or in the aggregate, may reasonably be expected to have a Central Adverse Effect. Except as set forth in Section 5.11, Part II of the Central Disclosure Schedule, neither Central nor any Central Subsidiary is subject to any Order, except for Orders which, individually or in the aggregate, do not and would not reasonably be expected to have a Central Adverse Effect.

    Section 5.12  COMPLIANCE WITH LAW.

    (a) Except as set forth in Section 5.12, Part I of the Central Disclosure Schedule, neither Central nor any Central Subsidiary is in violation in any material respect (or, with notice or lapse of time or both, would be in violation in any material respect) of any term or provision of any Material Law (other than Environmental Laws, the Code, state, local or foreign Tax Laws, ERISA) applicable to it or any of its Assets. Without limiting the generality of the foregoing: each of Central and the Central Subsidiaries has filed or caused to be filed all reports, statements, documents, registrations, filings or submissions which were required by any such Material Law to be filed by it and all such filings complied in all material respects with all such Material Laws when filed. Central has delivered to American all reports reflecting the results of examinations of the affairs of each Central Insurer issued by insurance Governmental Entities for any period ending on a date on or after January 1, 1987, and, except as set forth in Section 5.12, Part II of the Central Disclosure Schedule, all deficiencies or violations in such reports for any prior period have been resolved. Except as set forth in Section 5.12, Part III of the Central Disclosure Schedule, all outstanding Insurance Contracts issued or assumed by any Central Insurer are, to the extent required by applicable Law, on forms and at rates approved by the insurance Governmental Entities of the jurisdictions where issued (except for immaterial deviations from such approved forms) or have been filed with and not objected to by such authorities within the periods provided for objection.

    (b) Except as set forth in Section 5.12, Part IV of the Central Disclosure Schedule, neither Central nor any Central Subsidiary is a party to any Contract with or other undertaking to, or is subject to any Order by, or is a recipient of any supervisory letter or other oral or written communication of any kind from, any Governmental Entity which (i) currently materially and adversely affects or is reasonably likely to affect materially and adversely the conduct of its Business, including, without limitation, its reserve adequacy, its investment, sales or trade practices and policies, its underwriting practices and policies or its management, (ii) may reasonably be expected to have a Central Adverse Effect, nor, to the Knowledge of Central and the Central Subsidiaries, has Central or any Central Subsidiary been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such Order, Contract or other communications.

    Section 5.13  EMPLOYEE BENEFIT PLANS:  ERISA.  There are no Employee
Benefit Plans maintained by the Central Group or with respect to which the Central Group has or may have a Liability (the "Central Benefit Plans"), other than those described in Section 5.13, Part I of the Central Disclosure Schedule.

    I. With respect to each Central Benefit Plan that is an "employee pension benefit plan" as defined in Section 3(2) of ERISA and qualified under Section 401(a) of the Code (the "Central Pension Plans"), except as set forth in Section 5.13, Part II of the Central Disclosure Schedule:

         (a) As of the date of the most recent determination letter, the terms of each of the Central Pension Plans intended to be a tax-qualified plan under Section 401(a) or 403(a) of the Code complies with the applicable provisions of Section 401(a) of the Code from its initial effective date, except for the period of time a plan predates Section 401(a) or 403(a) of the Code, and such compliance is evidenced by one or more determination letters; since the date of the most recent determination letter, each of the Central Pension Plans has been operated in good faith compliance with
    Section 401(a) or 403(a) of the Code; each Central Pension Plan is funded by a trust which has been determined to be exempt from federal income taxes pursuant to Section 501(a) of the Code or by an annuity contract described in Section 403(a) of the Code.

         (b) Central and the Central Subsidiaries have in all material respects performed all obligations required to be performed by them under the Central Pension Plans and neither Central nor any Central Subsidiary has any Knowledge of any such failure to perform such obligations by any Person with respect to any such Central Pension Plan.

         (c) All contributions required to have been made under each of the Central Pension Plans have been duly made.

         (d) The present value of all benefit liabilities, within the meaning of Section 4001(a)(16) of ERISA, under each of the Central Pension Plans subject to Title IV of ERISA did not, as of the latest valuation date used for purposes of filing the most recent IRS Form 5500, exceed the value of the Assets of such Central Pension Plan allocable to such benefit liabilities based upon actuarial assumptions which Central has furnished to American.

         (e) Each Central Pension Plan has operated in accordance with the reporting and disclosure requirements imposed under ERISA and the Code.

         (f) No Central Pension Plan is liable for any federal, state, local, or foreign Taxes.

         (g) Central and the Central Subsidiaries have not incurred any material Liability (except for required premium payments, which premium payments have been or will be made for plan years ended prior to the Effective Time of the Merger) to the PBGC with respect to the Central Pension Plans.

         (h) No Central Pension Plan is currently under investigation, audit, or review by the IRS, the DOL, or the PBGC, other than with respect to routine plan amendments, and neither Central nor any Central Subsidiary has any Knowledge that any such action is contemplated or under consideration.

         (i) There are no Proceedings or investigations pending or, to the Knowledge of Central and the Central Subsidiaries, threatened, against any Central Pension Plan or against Central or any Central Subsidiary with respect to any Central Pension Plan.

    II. With respect to each Central Benefit Plan that is an employee welfare benefit plan as defined in Section 3(1) of ERISA (the "Central Welfare Plans"), except as set forth in Section 5.13, Part III of the Central Disclosure
Schedule:

         (a) Each of the Central Welfare Plans has complied in all material respects since its initial effective date with the applicable provisions of the Code; any trust adopted in connection therewith has been exempt since its initial effective date from federal income taxes; and all contributions ever made to the Central Welfare Plans and trust, if any, have been deductible by the employee sponsor of the Central Welfare Plans and trust for federal income tax purposes.

         (b) Central and the Central Subsidiaries have performed in all material respects all obligations required to be performed by them under the Central Welfare Plans, and neither Central nor any Central Subsidiary has any Knowledge of any failure to perform such obligations by any Person with respect to any such Central Welfare Plan.

         (c) All contributions required to have been made under each of the Central Welfare Plans have been duly made.

         (d) Each Central Welfare Plan has operated in accordance with the reporting and disclosure requirements imposed under ERISA and the Code.

         (e) No Central Welfare Plan is liable for any federal, state, local, or foreign Taxes.

         (f) Since the effective date of the group health plan continuation coverage requirements of the Consolidated Omnibus Budget Reconciliation Act of 1986 as set forth in Sections 601 through 608 of ERISA and former
    Section 162(k) an Section 2980B of the Code and the Treasury Regulations thereunder, Central and Central Subsidiaries have complied in all material respects with such requirements.

         (g) No Central Welfare Plan is currently subject to Proceedings by the IRS or the DOL and neither Central nor any Central Subsidiary has any Knowledge that any such action is contemplated or under consideration.

         (h) There are no Proceedings or investigations, other than routine claims for benefits, pending or, to the Knowledge of Central and the Central Subsidiaries, threatened, against any Central Welfare Plan or against Central or any Central Subsidiary with respect to any such Central Welfare Plan.

         (i) Central and the Central Subsidiaries do not maintain, nor have they ever maintained, a Welfare Plan that provides benefits to current or former employees of Central or Central Subsidiaries beyond their termination of employment, other than on an employee-pay-all basis or which by its terms permits Central or Central Subsidiaries to terminate such Central Welfare Plan at any time.

    Section 5.14 ASSETS. Except as set forth in Section 5.14, Part I of the Central Disclosure Schedule or as set forth in the footnotes to the Financial Statements previously delivered to American pursuant to Sections 5.6 and 5.7 hereof and except for Assets disposed of since June 30, 1994 in arms' length transactions at prices reasonably believed to be fair market value in the ordinary course of business and consistent with past practice, each of Central and the Central Subsidiaries has good title to all Assets that are disclosed or otherwise reflected in its June 30, 1994 Quarterly Statement or unaudited GAAP Financial Statements for the six (6) months ended June 30, 1994, as the case may be, and all such Assets are owned by such Persons, free and clear of all Liens, other than Permitted Liens.

    Section 5.15  ENVIRONMENTAL MATTERS.

    (a) Except as set forth in Section 5.15, Part I of the Central Disclosure Schedule, each of Central and the Central Subsidiaries is, and, to the Knowledge of each of Central and the Central Subsidiaries, all Central Operating Facilities (including, with respect to any Central Operating facility, all owners or operators thereof), are in substantial compliance with all applicable Environmental Laws. Except as set forth in Section 5.15, Part II of the Central Disclosure Schedule, to the Knowledge of each of Central and the Central Subsidiaries, neither Central nor any Central Subsidiary has received any communication (written or oral), that alleges that Central or any Central Subsidiary or any Central Operating Facility (including, with respect to any Central Operating Facility, any owner or operator thereof) is not in such compliance, and, to the Knowledge of each of Central and the Central Subsidiaries, there are no circumstances that may prevent or interfere with such compliance in the future. All Licenses held on the date hereof by Central or any Central Subsidiary pursuant to Environmental Laws are identified in Section 5.15, Part III of the Central Disclosure Schedule.

    (b) Except as set forth in Section 5.15, Part IV of the Central Disclosure Schedule, there is no Environmental Claim pending against Central or any Central Subsidiary or Central Operating Facility or, to the Knowledge of each of Central and the Central Subsidiaries, threatened against Central or any Central Subsidiary or Central Operating Facility, or any Person whose Liability for any Environmental Claims Central or any Central Subsidiary has or may have retained or assumed either contractually or by operation of Law, except for Environmental Claims which, individually or in the aggregate, may not reasonably be expected to have a Central Adverse Effect.

    Section 5.16 CONTRACTS. Section 5.16, Part I of the Central Disclosure Schedule contains a true and complete list of all of the following Contracts as of the date of this Agreement (true and complete copies of all such written Contracts having been made available to American) in force or operative in any respect, to which Central or any Central Subsidiary is a party or by which any Assets of Central or any Central Subsidiary are or may be bound, as such Contracts may have been amended to the date of this Agreement:

         (a) all employment, agency, brokerage, consultation, retirement (other than pursuant to the existing provisions of any Central Benefit Plan in full force and effect on the date of this Agreement), representation or other Contracts with present or former employees, agents or consultants (including, without limitation, loans or advances to any such Person) or with any Person which (i) may not be terminated on notice of sixty (60) days or less without penalty or premium and (ii) provide for compensation of one hundred thousand dollars ($100,000) or more per year (including, without limitation, base salary, bonus and incentive payments and other payments or fees, whether or not any portion thereof is deferred), and the name, position and rate or terms of compensation of each such Person and the expiration date of each such Contract;

         (b) all Contracts with any Person, including, without limitation, any Governmental Entity, containing any provision or covenant (i) limiting the ability of Central or any Central Subsidiary to engage in any line of business, to compete with any Person, to do business with any Person or in any location or to employ any person or (ii) limiting the ability of any Person to compete with Central or any Central Subsidiary;

         (c) all Contracts with any Person containing any provision or covenant relating to the indemnification or holding harmless by Central or any Central Subsidiary of any Person which might reasonably be expected to result in a Liability to Central or any Central Subsidiary of five hundred thousand dollars ($500,000) or more;

         (d) all investment advisory Contracts with any investment company registered under the Investment Company Act or with any investment advisory client; and

         (e) all reinsurance, retrocession, coinsurance or other similar Contracts including, with respect to each such Contract, the ceding and assuming Person, the Business reinsured or retroceded and the amount of Liability reinsured.

    Section 5.16 Part I of the Central Disclosure Schedule also contains, as of the date of this Agreement, a list of all third party administrators of Central and the Central Subsidiaries.

    Each of the Contracts listed in Section 5.16, Part I of the Central Disclosure Schedule is in full force and effect and (assuming each such Contract is a valid and binding obligation of the other parties thereto) constitutes a valid and binding obligation of Central and each Central Subsidiary to the extent that it is party thereto, and, to the Knowledge of Central and the Central Subsidiaries, of each other Person that is a party thereto in accordance with its terms, and neither Central nor any Central Subsidiary is, and, to the Knowledge of Central and the Central Subsidiaries, no other party to such Contract is, on the date hereof, in material violation, breach or default of any such Contract or with notice or lapse of time or both would be in material violation, breach or default of any such Contract. Except as set forth in
Section 5.16, Part II of the Central Disclosure Schedule, no such Contract contains any provision providing that any other party thereto may terminate such Contract by reason of the execution of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth in Section 5.16, Part III of the Central Disclosure Schedule, neither Central nor any Central Subsidiary is a party to or bound by any Contract material to its Business that was not entered into in the ordinary course of business or that has or may reasonably be expected to have, in the aggregate with any other Contracts, a Central Adverse Effect. Neither Central nor any Central Subsidiary is a party to or bound by any collective bargaining or similar labor Contract.

    Section 5.17 WARRANTIES. The representations and warranties of Central contained herein, and the information provided by Central contained and to be contained herein and in the Central Disclosure Schedule and any certificates executed and delivered by an officer of Central, do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements herein or therein not misleading in light of the circumstances in which made. The information provided by Central contained herein and in the Central Disclosure Schedule fairly presents and will fairly present the information purported to be shown herein and therein and is and will be accurate in all material respects.

                                      ARTICLE VI

                                  CERTAIN COVENANTS


    Section 6.1 CONDUCT OF BUSINESS PENDING THE MERGER. American and Central each covenants and agrees as to itself and its Subsidiaries that, prior to the Closing Date of the Merger, unless the other party shall otherwise agree in writing or except as set forth in Section

6.1 of the American Disclosure Schedule or the Central Disclosure Schedule or as otherwise expressly permitted or contemplated by this Agreement or required by
Law:

         (a) the Business of each party and its Subsidiaries shall be conducted only in the ordinary course in substantially the same manner as heretofore conducted since December 31, 1993;

         (b) American and Central shall use all reasonable efforts to preserve their respective relationships with Policyowners, insureds, agents, brokers, suppliers and others having business dealings with them to the end that their respective goodwill and ongoing businesses shall not be impaired in any material respect;

         (c) no party shall make or propose to make, nor shall any party permit any of its Subsidiaries to make or propose to make, any change in its premium rates, dividends, underwriting, investment and other material insurance practices in any respect which is material to the Condition of such party and its Subsidiaries taken as a whole;

         (d) no party shall, nor shall any party permit any of its Subsidiaries to: (i) amend its articles or by-laws, (ii) except pursuant to Contracts set forth in Section 4.16 of the American Disclosure Schedule or Section 5.16 of the Central Disclosure Schedule, issue or sell any shares of, or rights of any kind to acquire any shares of or to receive any payment based on the value of, its capital stock or any securities convertible into shares of any such capital stock, (iii) incur any indebtedness for borrowed money other than in the ordinary course of business and other than borrowings of up to five million dollars ($5,000,000), in the aggregate, (iv) make any material change in any method of accounting or accounting practice or policy, (v) agree to any merger, consolidation, demutualization, redomestication, sale of all or substantially all of its Assets, bulk or assumption reinsurance arrangement or similar reorganization, arrangement or business combination, (vi) enter into any Contract that could materially and adversely affect such party's ability to perform its obligations under this Agreement, (vii) enter into any Contract limiting the ability of such party or any of its Subsidiaries to engage in any Business, to compete with any Person, to do Business with any Person or in any location or to employ any Person, (viii) enter into any Contract relating to the direct or indirect guarantee (other than the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past practice) of any obligation of any Person (other than its Subsidiaries or ultimate parent) in respect of indebtedness for borrowed money or other financial obligations of any Person (other than its Subsidiaries or ultimate parent) or (ix) modify any Contract in existence as of the date hereof with respect to any of the foregoing;

         (e) no party shall, nor shall any party permit any of its Subsidiaries to (i) increase in any manner the compensation of its directors, officers or employees, except in the ordinary course of business and consistent with past practice or pursuant to the terms of agreements or plans as currently in effect, (ii) except as disclosed in writing to the other party prior to the date of this Agreement, pay or agree to pay any pension, severance, retirement allowance or other employee benefit not required by any existing employee benefit plan, agreement or arrangement to any director, officer or employee, whether past or present, (iii) except as required by the terms of any existing plan or Contract, adopt or commit itself to or enter into any additional pension, profit-sharing, bonus, incentive, deferred compensation, group insurance, severance pay, retirement or other employee benefit plan or Contract, or to any employment or consulting agreement with or for the benefit of any Person which cannot be terminated by a party hereto, its successor in interest or its Subsidiary upon notice of thirty
    (30) days or less without penalty or premium, (iv) amend any plan or Contract referred to in clause (iii) above, or (v) enter into, adopt or increase any indemnification or hold harmless arrangements with any directors, officers or other employees or agents of any Person.

         (f) other than in the ordinary course of business and consistent with past practice no party shall, nor shall any party permit any of its Subsidiaries to, make any capital expenditures or commitments for capital expenditures (other than in respect of Investment Assets) which individually exceed five hundred thousand dollars ($500,000) or which in the aggregate for such party and its Subsidiaries, taken as whole, exceed five million dollars ($5,000,000).

    Section 6.2 REASONABLE EFFORTS. Upon the terms and subject to the conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action to do, or cause to be done, and to assist and cooperate with the other party hereto in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

    Section 6.3 ACCESS AND INFORMATION. American and Central shall each afford to the other and the other's representatives full access during normal business hours through the period immediately prior to the Effective Time of the Merger to all of their respective Assets, books, Contracts, commitments and records (including, without limitation, Tax Returns and accountants' work papers) and, during such period, American and Central shall each furnish promptly to the other (i) a copy of each material report, schedule and other document filed or received by it pursuant to the requirements of Law, including, without limitation, Financial Statements and SAP Statements, and (ii) all such other information concerning its Business, Assets and personnel as the other may reasonably request. Information provided by each party to the other party hereunder shall be deemed to be confidential information to the extent provided in the Confidentiality Agreement.

    Section 6.4 NOTICE OF PROCEEDINGS. Each of American and Central shall promptly notify the other of, and provide to the other all information relating to, any Proceedings or investigations commenced or, to the best of its Knowledge, threatened against, relating to or involving or otherwise affecting American or Central or any of their respective Subsidiaries, as the case may be, which, if pending on the date hereof, would have been required to have been disclosed in writing pursuant to Section 4.11 or Section 5.11 hereof or which relate to the execution of this Agreement or the consummation of the transactions contemplated hereby.

    Section 6.5 NOTIFICATION OF CERTAIN OTHER MATTERS. American and Central shall promptly notify each other of and provide each other with all information relating to:

         (i) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by such party or any of its Subsidiaries subsequent to the date of this Agreement under any Contract of a type required to be disclosed pursuant to Section 4.16 or Section 5.16 hereof to which such party or any of its Subsidiaries is a party or to which such party or any of its Subsidiaries or any of its respective Assets may be subject or bound;

         (ii) the occurrence of any event which, with notice or lapse of time or both, may reasonably be expected to result in a default by such party or any of its Subsidiaries or, to the Knowledge of such party and its Subsidiaries, a default by any other Person, under any Contract of a type required to be disclosed pursuant to Section 4.16 or Section 5.16 hereof to which such party or any of its Subsidiaries is a party;

         (iii) any notice or other communication from or to any Person alleging that the consent of such Person is or may be required in connection with the execution of this Agreement of the consummation of the transactions contemplated hereby;

         (iv) any notice or other communication from or to any rating agency in connection with this Agreement or the transactions contemplated hereby or otherwise and from or to any Governmental Entity in connection with this Agreement or the transactions contemplated hereby; and

         (v) any change or other event which may have a material adverse effect on the Condition of such party of any of its Subsidiaries, or the occurrence of an event or development which, so far as reasonable can be foreseen at the time of its occurrence, could result in any such change other than general economic or financial conditions which do not affect such party or any of its Subsidiaries uniquely.

    In furtherance of the foregoing, to the fullest extent permitted under applicable Law, American and Central shall provide each other with copies (or, to the extent written materials are not involved, oral notice) of proposed notices, applications or any other communications to any Governmental Entity or rating agency in connection with this Agreement or the transactions contemplated hereby, in each case at least three (3) business days prior to dispatch of written materials (or, to the extent written materials are not involved, prior to initiation) and neither American nor Central will dispatch (or, to the extent written materials are not involved, initiate) such notice, application or communication without the prior consent of the other party, which consent shall not be unreasonably withheld.

    Section 6.6  INDEMNIFICATION.

    (a) Central agrees to indemnify to the extent permitted by law the present officers directors and employees of American ("Indemnification Parties") against any and all Losses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted ("Indemnified Liabilities"), to which they, or any of them, may become subject under federal or state statutory law or regulation, or under common law or otherwise, insofar as the Indemnified Liabilities arise directly out of this Agreement or the transactions contemplated herein: provided, however, such indemnification shall be effective only after all other sources of indemnification have been exhausted without fully indemnifying the Indemnified Party from the Indemnified Liabilities and provided, further, that such indemnification shall be subject to the limitations set forth in the following paragraphs:

    (i) In no case will Central indemnify against any Indemnified Liability (other than any investigation, attorneys fees, legal and other expenses reasonably incurred in connection with any action, suit or proceeding or any claim asserted) resulting from any final and binding judgment of a court with jurisdiction of the matter and from which no further appeal can be taken, determining that: the Indemnified Party did not act in good faith and in a manner he or she reasonably believed to be in the best interests of American; or the Indemnified Party had reasonable cause to believe his or her conduct was unlawful; or the Indemnified Party is liable for gross negligence or misconduct in the performance of his or her duties to American.

    (ii) Since the Surviving Company's By-Laws provide for indemnification of its officers, directors and employees, Central will provide no indemnification pursuant to this section arising out of any act or the failure to act by any such officer, director or employee of American from and after the Effective Time of the Merger, but in lieu thereof, will provide indemnification for such officers, directors and employees pursuant to such By-Laws.

    (b) The rights of indemnification provided for herein shall not cease by reason of the resignation or other cessation of service of any such officer, director or employee of American whether prior to or after the Effective Time of the Merger. The rights of indemnification provided for herein shall inure to the benefit of the heirs and legal representatives of the Indemnified Parties.

    (c) Any Indemnified Party who proposes to assert the right to indemnification under this section will, promptly after receipt of a claim or a notice of commencement of any action, suit or proceeding against the Indemnified Party in respect of which a claim is to be made against Central under this section, notify Central of the claim or the commencement of such action, suit or proceeding, enclosing a copy of all papers received by or served upon him or her, but the omission so to notify Central of any such claim, action, suit or proceeding shall not relieve Central from any liability that it may have to the Indemnified Party otherwise than under this section. Central shall participate at its own expense in the defense of any such claim, action, suit or proceeding within a reasonable time after receipt of notice with counsel satisfactory to
the Indemnified Party.   Central shall not be liable to the Indemnified Party
for the fees and expenses of any additional legal counsel thereafter retained by the Indemnified Party, except as provided below and except for the reasonable costs of investigation subsequently incurred by the Indemnified Party in connection with the defense
thereof.   The Indemnified Party shall have the right to employ his or her own counsel in any such claim, action, suit or proceeding, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (1) the employment of such additional counsel by the Indemnified Party has been authorized in writing by Central, (2) the Indemnified Party shall have reasonably concluded that there may be conflict of interest between Central and the Indemnified Party in the conduct of the defense of such action (in which case Central shall not have the right to direct the defense of such action on behalf of the Indemnified Party), or (3) Central shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of Central as such fees or expenses are incurred. Central shall not be liable for any settlement of any action, claim, suit or proceeding effected without its written consent.

    Section 6.7 SUPPLEMENTAL DISCLOSURE. Each of American and Central shall have the continuing obligation promptly to supplement or amend the American Disclosure Schedule or the Central Disclosure Schedule, as the case may be, with respect to any matter hereafter arising or discovered which, if existing or known at the date hereof, would have been required to be set forth or described therein.

    Section 6.8  NO SOLICITATIONS.

    (a) Without obtaining the prior written consent of the other party, neither American or any American Subsidiary, nor Central or any Central Subsidiary, shall authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant, actuary or other Person retained by it or on its behalf to: (i) solicit, encourage (including, without limitation, by way of furnishing information), enter into any discussions, negotiations or agreements, or take any action to facilitate, pursue, or entertain any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Reorganization Proposal, or (ii) agree to, approve or endorse any Reorganization Proposal.
Each party shall promptly advise the other orally and in writing of any such inquiries or proposals however preliminary and whether written or oral, and shall communicate the full and complete details of any such inquiry or proposal, including, without limitation, the identity of all Persons involved. As used in this Agreement, "Reorganization Proposal" shall mean any proposal for, or to discuss, a merger, consolidation, purchase or sale of a significant amount of the Assets (other than Investment Assets), demutualization, bulk or assumption reinsurance arrangement or other reorganization, arrangement or business combination involving a party hereto, or a Subsidiary of such party, other than the transactions contemplated by this Agreement.

    (b) Notwithstanding Section 6.8(a), American agrees that Central and the Central Subsidiaries may engage in discussions with Persons with respect to any individual transaction involving a purchase price of twenty million dollars ($20,000,000) or less. Central agrees that it will not finalize any such transaction without American's prior written approval.

    (c) American and Central agree that any individual transaction involving ten million dollars ($10,000,000) or less and which does not result in (i) a merger or any other business combination of any Person with one of the parties hereto or a Subsidiary of such party or (ii) the right to elect of a majority of the Board of Directors of such Person by the party hereto or a Subsidiary of such party, would not be deemed to involve the purchase or sale of a significant amount of assets for purposes of Section 6.8(a).

    (d) In the event that this Agreement is terminated by one of the parties, except by a proper termination pursuant to Section 8.1 hereof, the party terminating the Agreement shall be obligated to continue to comply with this
Section 6.8 for a period of one year from the date of such termination.

    Section 6.9  DIRECTORS AND OFFICERS.

    (a) Central and American shall take action to cause the number of directors comprising the full Board of Directors of the Surviving Company at the Effective Time of the Merger to be thirteen (13) Persons consisting of the following: (i) John R. Albers, Roger K. Brooks, Malcolm Candlish, D T Doan, Thomas F. Gaffney, John W. Norris, Jr., Ronald D. Pearson and John A. Wing (the "Central Designees") and (ii) Wesley H. Boldt, Joseph A. Borgen, James S. Cownie, Sam C. Kalainov and Jack C. Pester (the "American Designees"). The Board of Directors of the Surviving Company shall be divided into five classes as set forth in Exhibit "D" hereto. If Mr. Cownie declines to serve on the Board of Directors, the American Designees have the right to cause the Board of Directors of the Surviving Company to appoint to the Board of Directors a Person who has never served as an officer, employee, general agent, agent or sales representative of American. During the period beginning January 1, 1996 and ending on March 31, 1996, the American Designees shall have the right in their sole discretion to cause the Board of Directors of the Surviving Company to appoint James J. Streck to the Board of Directors.

    (b) If, prior to the Effective Time of the Merger, any of the American Designees or Central Designees shall decline or be unable to serve as a director, American (if such Person was an American Designee) or Central (if such Person was a Central Designee) shall designate another Person, who has never served as an officer, employee, general agent, agent or sales representative of American or Central, to serve in such Person's stead, which Person shall be reasonably acceptable to the other party.

    (c) The Surviving Company Board of Directors shall take action as of the Effective Time of the Merger to cause Mr. Kalainov to be elected Chairman of the Board of the Surviving Company, Mr. Brooks to be elected Chief Executive Officer of the Surviving Company, Mr. Doan to be elected Vice Chairman of the Surviving Company for a term running through December 31, 1995 and Mr. Streck to be elected President-Insurance Operations of the Surviving Company, effective as of the Effective Time of the Merger.

    (d) The Surviving Company Board of Directors shall also take action as of the Effective Time of the Merger to cause the following officer positions to report directly to the Chief Executive Officer: President - Life Insurance Operations, President - Central Resource Group, Inc., Executive Vice President and Chief Financial Officer, Executive Vice President and Chief Investment Officer, Senior Vice President - Corporate Services and Senior Vice President - Human Resources.

    (e) If prior to the Effective Time of the Merger, any of Messrs. Kalainov, Brooks, Doan or Streck shall decline or be unable to serve as an officer of the Surviving Company, the Board of Directors of the Surviving Company shall elect another person to serve in such Person's stead.

    (f) At the Closing Date of the Merger, American and Central will take such action as may be necessary to constitute each of the American Board of Directors and the Central Board of Directors with the American Designees and the Central Designees.

    Section 6.10  EMPLOYEE MATTERS.

    (a) Except as expressly provided under the terms of this Agreement, the Surviving Company shall be under no obligation to employ on or after the Effective Time of the Merger any of the employees of American or Central.

    (b) So as to preserve continuity and assure a smooth transition after the Effective Time of the Merger, the following employees of American shall be offered employment agreements with the Surviving Company in the form as set forth in Exhibit "E" hereto: Sam C. Kalainov, James J. Streck, Larry E. Dybvad, Ronald P. Wittenwyler, Al Burns, Robert C. Fay, L. M. Fering, Gary Grant and Keith Troester. The offering of such employment agreements shall not create any independent rights with respect to the Merger in the employees of American who are offered employment agreements. Such employee shall in no event be deemed to be third party beneficiary of this Agreement.

    (c) The Surviving Company shall comply with the applicable provisions, if any, of the Worker Adjustment and Retraining Notification Act.

    (d) Except as otherwise provided in the employment agreements attached as Exhibit "E" hereto, former employees of American who are employed by the Surviving Company on or after the Effective Time of the Merger shall be entitled to employee benefits equal in value (determined with respect to each individual benefit and not in the aggregate) to the benefits generally provided from time to time to all other employees of the Surviving Company taking into account for this purpose all years of service with American for purposes of eligibility and vesting.

    (e) In the event an American Employee Benefit Plan is merged into a Central Employee Benefit Plan or any Employee Benefit Plan maintained by the Surviving Company, each year of service for all purposes credited by American under any such plan maintained by American shall be credited as a year of service for all purposes under the Central or Surviving Company Employee Benefit Plan; PROVIDED, HOWEVER, that in no case shall any former American employee receive credit for years of service under the Central or Surviving Company Employee Benefit Plan which exceeds the sum of the former American employee's years of service with American and the Surviving Company.

    (f) The severance policy which will apply to employees of American, Central or the Surviving Company displaced as a result of the Merger, is as set forth in Exhibit "F" hereto.


                                     ARTICLE VII

                                      CONDITIONS


    Section 7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the Merger of the following conditions:

         (a) this Agreement and the Merger shall have been approved and adopted by the requisite votes of the respective Members of American and Central;

         (b) other than the filings provided for by Section 2.2, all Required Filings and Approvals required to be obtained prior to the Closing Date of the Merger shall have been obtained and not rescinded or adversely modified or limited (as set forth in the proviso below) or, if merely required to be filed, such filings shall have been made and accepted, and all waiting periods prescribed by applicable Law shall have expired or been terminated in accordance with applicable Law;

         (c) no Order entered or Law promulgated or enacted by any Governmental Entity or Person shall be in effect which would prevent the consummation of the Merger or the other transactions contemplated hereby, and no Proceeding brought by a Governmental Entity shall have been commenced and be pending which seeks to restrain, prevent, or materially delay or restructure the transactions contemplated hereby or which otherwise questions the validity or legality of any such transactions; and

         (d) the opinion of Belin Harris Lamson McCormick shall have been obtained to the effect that the proposed Merger qualifies as a tax-free reorganization, substantially as set forth in Exhibit "G" hereto.

    Section 7.2 CONDITIONS TO OBLIGATION OF CENTRAL TO EFFECT THE MERGER. The obligations of Central to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the Merger of the following additional conditions:

         (a) All corporate action on the part of American necessary to authorize the execution, delivery and consummation of this Agreement or any agreement or instrument contemplated hereby to which American is or is to be party and the Merger and any other transactions contemplated hereby or thereby shall have been duly and validly taken. American shall have performed and complied in all material respects with all obligations and agreements required to be performed and complied with by it under this Agreement at or prior to the Closing Date of the Merger and the representations and warranties of American contained in Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7 and 4.12(a) of this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date of the Merger as if made at and as of such date and time, except as otherwise contemplated or permitted by this Agreement (it being understood that the truth and correctness of any such representations and warranties made as of a specified date shall be determined only as of such specified date). Central shall have received a Certificate of the Chief Executive Officer of American as to the satisfaction of this condition, substantially as set forth in Exhibit "H" hereto;

         (b) the representations and warranties of American shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date of the Merger as if made at and as of such dates, except as otherwise contemplated or permitted by this Agreement (it being understood that the truth and correctness of any such representations or warranties made as of a specified date shall be determined only as of such specified date) and except to the extent that any breaches of such representations and warranties, individually or in the aggregate, have not resulted, or may not reasonably be expected to result, in (i) damage or expenses of twelve million five hundred thousand dollars ($12,500,000) or more on an After-Tax Basis or (ii) an American Material Change or a Surviving Company Adverse Effect; and

         (c) Central shall have received an opinion, in form and substance reasonably satisfactory to Central, dated as of the Closing Date of the Merger, from Belin Harris Lamson McCormick, substantially as set forth in Exhibit "I" hereto.

    Section 7.3 CONDITIONS TO OBLIGATION OF AMERICAN TO EFFECT THE MERGER. The obligations of American to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the Merger of the following additional conditions:

         (a) All corporate action on the part of Central necessary to authorize the execution, delivery and consummation of this Agreement or any agreement or instrument contemplated hereby to which Central is or is to be party and the Merger and any other transactions contemplated hereby or thereby shall have been duly and validly taken. Central shall have performed or complied in all material respects with all obligations and agreements required to be performed and complied with by it under this Agreement at or prior to the Closing Date of the Merger and the representations and warranties of Central contained in Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7 and 5.12(a) of this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date of the Merger as if made at and as of such date and time, except as otherwise contemplated or permitted by this Agreement (it being understood that the truth and correctness of any such representations and warranties made as of a specified date shall be
    determined only as of such specified date).   American shall have received
    a Certificate of the Chief Executive Officer of Central as to the satisfaction of this condition, substantially as set forth in Exhibit "J" hereto;

         (b) the representations and warranties of Central shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date of the Merger as if made at and as of such dates, except as otherwise contemplated or permitted by this Agreement (it being understood that the truth and correctness of any such representations or warranties made as of a specified date shall be determined only as of such specified date) and except to the extent that any breaches of such representations and warranties, individually or in the aggregate, have not resulted, or may not reasonably be expected to result, in (i) damage or expenses of twelve million five hundred thousand dollars ($12,500,000) or more on an After-Tax Basis or (ii) a Central Material Change or a Surviving Company Adverse Effect; and

         (c) American shall have received an opinion, in form and substance reasonably satisfactory to American, dated as of the Closing Date of the Merger, from the General Counsel of Central, substantially as set forth in Exhibit "K" hereto.

                                     ARTICLE VIII

                                     TERMINATION


    Section 8.1 TERMINATION. This Agreement may be terminated and the Merger abandoned at any time prior to the Closing Date of the Merger, whether before or after approval of the Agreement by the Members of American or Central;

         (a)  by mutual consent of American and Central;

         (b) by either American or Central by written notice to Central or American, as the case may be, if the Closing Date of the Merger shall not have occurred on or before June 30, 1995;

         (c) by either American or Central by written notice to Central or American, as the case may be, if the number of votes in favor of the Merger and this Agreement cast by the Members of American or Central required for the consummation of the Merger shall not have been obtained at the meetings of Members or at any adjournment thereof duly held for such purpose; provided that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party which has failed to use its best efforts to solicit the approval of the Merger and this Agreement by its Members;

         (d) by Central, upon no less than five (5) days prior written notice to American, if there shall have occurred any event, change or development which has caused an American Material Change; or

         (e) by American, upon no less than five (5) days prior written notice to Central, if, there shall have occurred any event, change or development which has caused a Central Material Change.

    Section 8.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement by either American or Central as provided above, this Agreement shall thereafter become void and there shall be no Liability on the part of any party hereto against any other party hereto, or their respective directors, officers, Policyowners, or agents, except that (i) any such termination shall be without prejudice to the rights of any party hereto arising out of the willful breach by any other party of any covenant or agreement contained in this Agreement, (ii) Section 9.2 shall continue in full force and effect notwithstanding such termination and (iii) each of the parties hereto shall provide the other party hereto with a copy of any proposed public announcement regarding the occurrence of such termination and an opportunity to comment thereon prior to its dissemination.

                                      ARTICLE IX

                                    MISCELLANEOUS


    Section 9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties and agreements made by the parties to this Agreement shall not survive after the Closing Date of the Merger, except as otherwise provided in this Agreement and except for the agreements contained in Article II, Section 3.3, Section 6.2, Section 6.6, Section 6.8(d), Section 6.9, Section
6.10 and Section 9.2 which shall survive until expressly provided therein or, if not so expressly provided, indefinitely.

    Section 9.2 FEES AND EXPENSES. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses except that (i) the expenses incurred jointly shall be borne thirty five percent (35%) by American and sixty five percent (65%) by Central and (ii) expenses incurred by American in connection with the due diligence investigation of Central shall be shared equally by American and Central.

    Section 9.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon delivery to the address of such party specified below if (i) hand delivered (including delivery by courier) or (ii) mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:

    (a)  If to Central, to:

         Central Life Assurance Company
         611 Fifth Avenue
         Des Moines, IA  50309
         Attention:  Roger K. Brooks

         with a copy to:

         Central Life Assurance Company
         611 Fifth Avenue
         Des Moines, IA  50309
         Attention:  James A. Smallenberger

    (b)  If to American, to:

         American Mutual Life Insurance Company
         418 Sixth Avenue
         Des Moines, IA  50309
         Attention:  Sam C. Kalainov

         with a copy to:

         Belin Harris Lamson McCormick
         2000 Financial Center
         Des Moines, IA  50309
         Attention:  Richard W. Lozier, Jr.

or to such other address as the Person to whom notice is given may have previously furnished to the other party in writing in accordance herewith.

    Section 9.4 AMENDMENTS. Subject to receipt of necessary approvals from appropriate Governmental Entities, if any, this Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after the approval of this Agreement by the Members of American or Central, but after either such approval, no amendment or modification shall be made which in any way materially adversely affects the rights of such Members without the further approval of such Members. This Agreement may not be amended, modified or supplemented except by written agreement of the parties hereto.

    Section 9.5 NO WAIVER. Nothing contained in this Agreement shall cause the failure of either party to insist upon strict compliance with any covenant, obligation, condition or agreement contained herein to operate as a waiver of, or estoppel with respect to, any such covenant, obligation, condition or agreement by the party entitled to the benefit thereto.

    Section 9.6 CONFIDENTIALITY AGREEMENT. American and Central will hold confidential, and will cause their respective officers, directors, employees, agents, consultants and other representatives to hold confidential, unless compelled to disclose by judicial or administrative Proceeding or by other requirements of Law, all confidential documents and confidential or proprietary information furnished to it by the other party hereto or such other party's officers, directors, employees, agents, consultants or representatives, concerning the Business or Condition of such other party or its Subsidiaries, except to the extent that such documents or information can be shown to have been (a) previously lawfully known by the party receiving such documents or information, (b) in the public domain through no fault of such receiving party, or (c) later acquired by the receiving party from other sources not themselves bound by, and in breach of, a confidentiality agreement.

    Section 9.7 BROKERS. Central represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon any arrangements made by or on behalf of Central. American represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Central.

    Section 9.8 PUBLICITY. So long as this Agreement is in effect, the parties hereto shall not issue or cause the publication of any press release or other public announcement to any non-affiliated Person with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed; PROVIDED, HOWEVER, that nothing herein contained shall limit the right of each of the parties hereto to respond in a manner consistent with prior announcements for which prior consent had been obtained to any communications initiated by any non-affiliated Person. Each party agrees to consult with the other regarding communications with respect to this Agreement or the transactions contemplated hereby to comply with the intent of this Agreement.

    Section 9.9 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    Section 9.10 NONASSIGNABILITY. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the parties hereto and any purported assignment in violation hereof shall be null and void.

    Section 9.11 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns, and nothing in this Agreement, expressed or implied, is intended to confer upon any other Person any rights or remedies of any nature under or by reason of this Agreement, except as expressly provided in Sections 6.6, 6.9 and 6.10.

    Section 9.12 COUNTERPARTS. This Agreement may be executed in counterparts each of which shall be deemed to constitute an original and constitute one and the same instrument.

    Section 9.13 GOVERNING LAW. This Agreement shall be governed and construed and enforced in accordance with the Laws of the State of Iowa.

    Section 9.14 ENTIRE AGREEMENT; STATEMENTS AS REPRESENTATIONS. This Agreement and the Confidentiality Agreement constitute the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. All statements contained in this agreement or in the American Disclosure Schedule or the Central Disclosure Schedule or in any schedule, certificate, list or other document delivered pursuant to this Agreement shall be deemed representations and warranties as such terms are used in the Agreement.

    Section 9.15 SEVERABILITY. If any provisions hereof shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof.

    Section 9.16 SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges and agrees that the other party hereto would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties hereto agrees that they each shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, in addition to any other remedy to which American or Central may be entitled, at law or in equity.

    IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of American and Central on the date first above written.

                        AMERICAN MUTUAL LIFE INSURANCE COMPANY


                        By   /s/ Sam C. Kalainov
                             ---------------------------------
                             Sam C. Kalainov, Chairman and
                             Chief Executive Officer

[SEAL]

ATTEST:

By  /s/ James J. Streck
    ----------------------------------------
    James J. Streck, Senior Vice President
    and Secretary

                        CENTRAL LIFE ASSURANCE COMPANY


                        By   /s/ Roger K. Brooks
                             ---------------------------------
                             Roger K. Brooks, Chairman and
                             Chief Executive Officer

[SEAL]

ATTEST:

By  /s/ James A. Smallenberger
    ---------------------------------------------
    James A. Smallenberger, Senior Vice President
    and Secretary

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